Exhibit 10.23

                     Shares

PANACOS PHARMACEUTICALS, INC.

1998 Equity Incentive Plan

Incentive Stock Option Certificate

Panacos Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $0.01 par value, of the Company (the “Option”) under and subject to the Company’s 1998 Equity Incentive Plan (the “Plan”) exercisable on the terms and conditions set forth below and those attached hereto and in the Plan:

Name of Optionholder:

Address:

Social Security No.

Number of Shares:

Option Price:

Date of Grant:

Exercisability Schedule: 1/48th of the total                          to vest each month for 48 months beginning                     , for so long as the Optionholder remains employed by the Company.

Expiration	Date:

The Option is intended to be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that the aggregate fair market value (determined at the time of grant) of Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year under all plans of the Company exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options. It should be understood that there is no assurance that the Option will, in fact, be treated as an incentive stock option.

By acceptance of this Option, the Optionholder agrees to the terms and conditions set forth above and those attached hereto and in the Plan.

OPTIONHOLDER	PANACOS PHARMACEUTICALS, INC.

By:	By:

PANACOS PHARMACEUTICALS, INC. 1998 EQUITY INCENTIVE PLAN

Incentive Stock Option Terms and Conditions

1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Company.

2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date. This Option may be terminated by the Company before the Expiration Date as permitted by the Plan.

4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including, to the extent then permitted by the Committee, shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery or a payment commitment of a financial or brokerage institution, as the Committee may approve. Promptly following such notice, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

5. No Right To Employment. No person shall have any claim or right to be granted an Option. Neither the adoption, maintenance, nor operation of the Plan nor any Option thereunder shall confer upon any employee of the Company or of any Affiliate any right with respect to the continuance of his/her employment by the Company or any such Affiliate.

6. Effect of Grant. Optionholder shall not earn any Options granted hereunder until such time as all the conditions set forth herein and in the Plan which are required to be met in order to exercise the Option have been fully satisfied.

7. Change of Control. In order to preserve the Optionholder’s rights under the Option in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may at any time take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for payment to the Optionholder of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Option had the Option been exercised or paid upon the change in control, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Optionholder and in the best interests of the Company.

8. Option Not Transferable. This Option is not transferable by the Optionholder other than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder. The naming of a Designated Beneficiary does not constitute a transfer.

9. Termination of Employment or Engagement. If the Optionholder’s status as an employee or consultant of (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason (voluntary or involuntary), (i) this Option shall not thereafter become exercisable as to any additional shares and (ii) if the period of exercisability for this Option following such termination has not been specified by the Board, the vested portion of this Option shall remain exercisable (to the extent not previously exercised) for ninety (90) days after the day on which the Participant’s employment or engagement is terminated, whereupon this Option shall terminate; except that -

(a)    If the Participant is on military, sick leave or other leave of absence approved by the Company, his or her employment or engagement with the Company will be treated as continuing intact if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Participant’s right to reemployment or the survival of his or her service arrangement with the Company is guaranteed either by statute or by contract; otherwise, the Participant’s employment or engagement will be deemed to have terminated on the 91st day of such leave.

(b)    If the Participant’s employment is terminated by reason of his or her retirement from the Company at normal retirement age, each Option then held by the Participant, to the extent exercisable at retirement, may be exercised by the Participant at any time within three (3) months after such retirement unless terminated earlier by its terms.

(c)    If the Participant’s employment or engagement is terminated by reason of his or her death, each Option then held by the Participant, to the extent exercisable at the date of death, may be exercised at any time within one year after that date (unless terminated earlier by its terms) by the person(s) to whom the Participant’s option rights pass by will or by the applicable laws of descent and distribution.

(d)    If the Participant’s employment or engagement is terminated by reason of his or her becoming permanently and totally disabled, each Option then held by the Participant, to the extent exercisable upon the occurrence of permanent and total disability, may be exercised by the Participant at any time within one (1) year after such occurrence unless terminated earlier by its terms. For purposes hereof, an individual shall be deemed to be “permanently and totally disabled” if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Any determination of permanent and total disability shall be made in good faith by the Company on the basis of a report signed by a qualified physician.

10. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issuance upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

11. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the exercise of the Option no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Optionholder. In the Committee’s discretion, the minimum tax obligations required by law to be withheld with respect to the exercise of the Option may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of the Option, valued at their Fair Market Value on the date of retention.

12. Notice of Sale of Shares Required. The Optionholder agrees to notify the Company in writing within 30 days of the disposition of any shares purchased upon exercise of this Option if such disposition occurs within two years of the date of the grant of this Option or within one year after such purchase.